Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2011, except for Note 19(c), (e) and (f) which are as of April 20, 2011, relating to the financial statements, which appears in Jiayuan.com International Ltd.’s Registration Statement on Form F-1 (File No. 333-173619) originally filed with the Securities and Exchange Commission on April 20, 2011.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

November 10, 2011